                                                                     EXHIBIT 3.1

                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE
                       --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "GOLDEN STATE BANCORP INC.", FILED IN THIS OFFICE ON THE NINTH DAY OF JUNE, A.D. 1997, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


                              [SEAL APPEARS HERE]


                                         /s/ Edward J. Freel
                                         -----------------------------------
                [SEAL APPEARS HERE]          Edward J. Freel, Secretary of State

2760614  8100                                         AUTHENTICATION:  8505672

971189385                                                       DATE:  06-11-97

                         CERTIFICATE OF INCORPORATION
                                      OF
                           GOLDEN STATE BANCORP INC.

         FIRST:    The name of this corporation is "Golden State Bancorp Inc."

         SECOND:   The address of this corporation's registered office in the
State of Delaware is 1013 Centre Road in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

         THIRD:    The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH:   The total number of shares of all classes of stock which this corporation shall have authority to issue is one hundred fifty million (150,000,000), of which one hundred million (100,000,000) shall be common stock, par value $1.00 per share, and fifty million (50,000,000) shall be serial preferred stock, par value $1.00 per share.

         The shares of preferred stock may be issued from time to time in one or more series. The board of directors of this corporation shall have authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including without limitation the voting rights, dividend rate, conversion rights, redemption price and liquidation preference, of any series of shares of preferred stock, to fix the number of shares of any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

         FIFTH:    The name and mailing address of the incorporator of this
corporation is:


               Glendale Federal Bank, Federal Savings Bank
               414 North Central Avenue
               Glendale, California 91203

         SIXTH:    The business and affairs of this corporation shall be under the direction of a board of directors. The authorized number of directors shall in no case be fewer than five nor more than fifteen. The exact number of directors is hereby initially fixed at nine, but may be changed to different numbers from time to time by the board of directors pursuant to resolutions adopted by the affirmative vote of a majority of the entire board of directors.

     A.   Election of Directors. The directors of this corporation shall be
          ---------------------
divided into three classes, as nearly equal in number as possible: the first class, the second class and the third class. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected
                           -----------------
to the first class serve for a term ending upon the election of directors at the annual meeting next following the end of the calendar year 1996, the directors first elected to the second class shall serve for a term ending upon the election of directors at the second annual meeting next following the end of the calendar year 1996, and the directors first elected to the third class shall serve for a term ending upon the election of directors at the third annual meeting next following the end of the calendar year 1996.

     At each annual election commencing at the first annual meeting of stockholders, the successors to the class of directors whose term expires at that time shall be elected by the stockholders to hold office for a term of three years to succeed those directors whose term expires, so that the term of one class of directors shall expire each year, unless, by reason of any intervening changes in the authorized number of directors, the board of directors shall have designated one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes of directors.

     Notwithstanding the requirement that the three classes of directors shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior resignation, disqualification, disability or removal. Stockholders shall be entitled to cumulate votes in the election of directors in the manner provided in Section 214 of the Delaware General Corporation Law.

     B.   Newly Created Directorships and Vacancies. Any vacancies on the board
          ------------------------------------------
of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the affirmative vote of a majority of directors then in office, although less than a quorum, or by the sole remaining director, or, in the event of the failure of the directors or sole remaining director so to act, by the stockholders at the next election of directors; provided, that if the holders of any class or classes of stock or series thereof of this corporation, voting separately, are entitled to elect one or more directors, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. A director elected to fill a vacancy by reason of an increase in the number of directorships shall be elected by a majority vote of the directors then in office, although less than a quorum of the board of directors, to serve until the next election of the class for which such director shall have been chosen. If the number of directors is changed, any increase or decrease shall be apportioned among the three classes so as to make all classes as nearly equal in number as possible. If, consistent with the preceding requirement, the increase or decrease may be allocated to more than one class, the increase or decrease may be allocated to any such class the board of directors selects in its discretion. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

        C.  Removal.  A director may be removed only for cause as determined by
            -------
    the affirmative vote of the holders of at least a majority of the shares then entitled to vote in an election of directors, which vote may only be taken at a meeting of stockholders called expressly for that purpose. Cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such director's duty to the corporation and such adjudication is no longer subject to direct appeal.

        SEVENTH:

    A.  Higher Vote Required for Certain Business Combinations.  In addition
        ------------------------------------------------------
to any affirmative vote of holders of a class or series of capital stock of this corporation required by law or the provisions of this Certificate of Incorporation and except as otherwise expressly provided in Paragraph B of this Article SEVENTH, a Business Combination (as hereinafter defined) with or upon a proposal by a Related Person (as hereinafter defined) shall be approved only upon the affirmative vote of the holders of at least two-thirds of the Voting Stock (as hereinafter defined) of this corporation voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or regulation.

        B.  When higher vote is not required.  The provisions of Paragraph A of
            --------------------------------
this Article SEVENTH shall not be applicable to any particular Business Combination and such Business Combination shall require only such affirmative vote as is required by law, regulation or any other provision of this Certificate of Incorporation, if all of the conditions specified in any one of the following Subparagraphs (i), (ii) or (iii) are met:

         (i)   Approval by Directors.  The Business Combination has been
               ---------------------
     approved by a vote of a majority of all the Continuing Directors (as hereinafter defined); or

         (ii)  Combination with Subsidiary.  The Business Combination is solely
               ---------------------------
     between this corporation and a subsidiary of this corporation and such Business Combination does not have the direct or indirect effect set forth in Subparagraph C(ii)(e) of this Article SEVENTH; or

         (iii) Price and Procedural Conditions.  The proposed Business
               -------------------------------
     Combination will be consummated within three years after the date the Related Person became a Related Person (the "Determination Date") and all of the following conditions have been met:

     (a) The aggregate amount of cash and fair market value (as of the date of the consummation of the Business Combination) of consideration other than cash, to be received per share of common stock in such Business Combination by holders thereof shall be at least equal to the highest of the following: (x) the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees (with appropriate adjustments for recapitalizations, reclassifications, stock splits, reverse stock splits and stock dividends) paid by the Related Person for any shares of common stock acquired by it, including those shares acquired by the Related Person before the Determination Date, or
(y) the fair market value of the common stock of the corporation (as determined by the Continuing Directors) on the date the Business Combination is first proposed (the "Announcement Date").

     (b) The aggregate amount of cash and fair market value (as of the date of the consummation of the Business Combination) of consideration other than cash, to be received per share of any class or series of preferred stock in such Business Combination by holders thereof shall be at least equal to the highest of the following: (x) the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees (with appropriate adjustments for recapitalizations, reclassifications, stock splits, reverse stock splits and stock dividends) paid by the Related Person for any shares of such class or series of preferred stock acquired by it, including those shares acquired by the Related Person before the Determination Date; (y) the fair market value of such class or series of preferred stock of the corporation (as determined by the Continuing Directors) on the Announcement Date; and (z) the highest preferential amount per share of such class or series of preferred stock to which the holders thereof would be entitled in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation (regardless of whether the Business Combination to be consummated constitutes such an event).

     (c) The consideration to be received by holders of a particular class or series of outstanding common or preferred stock shall be in cash or in the same form as the Related Person has previously paid for shares of such class or series of stock. If the Related Person has paid for shares of any class or series of stock with varying forms of consideration, the form of consideration given for such class or series of stock in the Business Combination shall be either cash or the form used to acquire the largest number of shares of such class or series of stock previously acquired by it.

     (d) No Extraordinary Event (as hereinafter defined) occurs after the Related Person has become a Related Person and prior to the consummation of the Business Combination.

     (e) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) is mailed to public stockholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy of information statement is required pursuant to such Act or subsequent provisions, although such proxy or information statement need only be filed with the Securities and Exchange Commission if a filing is required by such Act or subsequent provisions) and shall contain at the front thereof in a prominent place the recommendation, if any, of the Continuing Directors as to the advisability or inadvisability of the Business Combination and of any investment banking firm selected by a majority of the Continuing Directors as to the fairness of the Business Combination from the point of view of the stockholders of the corporation other than the Related Person.

                          C.   Certain Definitions.  For purposes of this
                               -------------------
                    Article SEVENTH:

                          (i) The term "person" shall mean any individual,
                    corporation, partnership, limited liability company, bank, association, joint stock company, trust, syndicate, unincorporated organization or similar company, or a group of "persons" acting or agreeing to act together for the purpose of acquiring, holding, voting or disposing of securities of the corporation, including any group of "persons" seeking to combine or pool their voting or other interests in the equity securities of the corporation for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

                         (ii) "Business Combination" shall mean any of the
                    following transactions, when entered into by this corporation or a subsidiary of this corporation with, or upon a proposal by, a Related Person:

                              (a) the acquisition, merger or consolidation of this corporation or any subsidiary of this corporation; or

                              (b) the sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one or a series of transactions) of any assets of this corporation or any subsidiary of this corporation having an aggregate fair market value of $25 million or more; or

                              (c) the issuance of transfer by this corporation or any subsidiary of this corporation (in one or a series of transactions) of securities of this corporation or that subsidiary having an aggregate fair market value of $25 million or more; or

                              (d) the adoption of a plan or proposal for the liquidation or dissolution of this corporation; or

                              (e) the reclassification of securities (including a reverse stock split), recapitalization, consolidation or any other transaction (whether or not involving a

     Related Person) which has the direct or indirect effect of increasing the voting power, whether or not then exercisable, of a Related Person in any class or series of capital stock of this corporation or any subsidiary of this corporation; or

          (f) any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing or any amendment or repeal of this Article SEVENTH.

     (iii) "Related Person" shall mean any person (other than this corporation, a subsidiary of this corporation, or any profit sharing, employee stock ownership or other employee benefit plan of this corporation or a subsidiary of this corporation or any trustee of or fiduciary with respect to any such plan acting in such capacity) that is the direct or indirect beneficial owner (as defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, as in effect on January 1, 1997) of more than ten percent (10%) of the outstanding Voting Stock of this corporation, and any Affiliate or Associate of any such person.

     (iv) "Continuing Director" shall mean any member of the board of directors of this corporation who is not affiliated with a Related Person and who was a member of the board of directors of this corporation immediately prior to the time that the Related Person became a Related Person, and any successor to a Continuing Director who is not affiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors who are then members of the board of directors of this corporation.

     (v) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect on January 1, 1997.

     (vi) "Extraordinary Event" shall mean, as to any Business Combination and Related Person, any of the following events that is not approved by a majority of all Continuing Directors:

          (a) any failure to declare and pay at the regular date therefor any full quarterly dividend (whether or not cumulative) on outstanding preferred stock; or

          (b) any reduction in the annual rate of dividends paid on the common stock (except as necessary to reflect any subdivision of the common stock); or

          (c) any failure to increase the annual rate of dividends paid on the common stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the common stock; or

              (d) the receipt by the Related Person, after the Determination Date, of a direct or indirect benefit (except proportionately as a stockholder) from any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by this corporation or any subsidiary of this corporation, whether in anticipation of or in connection with the Business Combination or otherwise.

          (vii) A majority of all Continuing Directors shall have the power to make all determinations with respect to this Article SEVENTH, including, without limitation, the transactions that are Business Combinations, the persons who are Related Persons, the time at which a Related Person became a Related Person, and the fair market value of any assets, securities or other property, and any such determinations of such Continuing Directors shall be conclusive and binding.

          (viii) "Voting Stock" shall mean all outstanding shares of the common or preferred stock of this corporation entitled to vote generally in the election of directors and each reference to a proportion of Voting Stock shall refer to shares constituting such proportion of the number of shares entitled to be cast, excluding all shares beneficially owned or controlled by the Related Person.

          (ix) In the event of any Business Combination in which this corporation survives, the phrase "consideration other than cash" as used in Paragraphs B(iii)(a) and B(iii)(b) of this Article SEVENTH shall include the shares of common stock and/or the shares of any class of preferred or other stock retained by the holders of such shares.

          D.  No Effect on Fiduciary Obligations of Related Persons.  Nothing
              -----------------------------------------------------
     contained in this Article SEVENTH shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

          EIGHTH:     Special meetings of the stockholders may be called by
     the Chairman of the Board of Directors of this Corporation or by a majority of the directors then in office.

          NINTH:      This corporation reserves the right to amend, alter,
     change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statue. Nothwithstanding the foregoing, the affirmative vote of the holders of at least two-thirds (or such greater proportion as may otherwise be required pursuant to any specific provision of this Certificate of Incorporation) of the total votes eligible to be cast at a legal meeting shall be required to amend, repeal or adopt any provisions inconsistent with Articles
     SIXTH, SEVENTH, EIGHTH, this Article NINTH and Articles TENTH, ELEVENTH, TWELFTH, THIRTEENTH and FOURTEENTH of this Certificate of Incorporation.

          TENTH:      Bylaws may be adopted, amended or repealed by the
     affirmative vote of the holders of at least two-thirds of the total votes eligible to be cast at a legal meeting of stockholders or by a resolution adopted by a majority of the directors then in office.

          ELEVENTH: Any action required to be taken or which may be taken at any annual or special meeting of the stockholders of this corporation may be taken by written consent without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders of this corporation entitled to vote thereon.

          TWELFTH: Stockholder nominations of persons for election as directors of this corporation and stockholders proposal must, in order to be voted upon, be made in writing and delivered to the secretary of this corporation at least five days, or such other period as may be provided in the bylaws, prior to the date of the meeting at which such nominations or proposals are proposed to be voted upon.

          THIRTEENTH: A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further eliminate or limit the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

          FOURTEENTH: A. Actions, Suits or Proceedings Other than by or in the
                         -----------------------------------------------------
Right of the Corporation.  The corporation shall indemnify any person who was or
------------------------
is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director or officer or another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be within the scope of his or her authority and in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its
                                                 ---------------
equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be within the scope of his or her authority and in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

          B. Actions or Suits by or in the Right of the Corporation.  The
            -------------------------------------------------------
corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he or she is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against cost, charges and expenses (including attorneys' fees) actually and reasonable incurred by him or her or on his or her behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be within the scope of his or her authority and in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

          C. Indemnification for Costs, Charges and Expenses of Successful
             -------------------------------------------------------------
Party. Notwithstanding the other provisions of this Article FOURTEENTH, to the
-----
extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections A and B of this Article FOURTEENTH, or in defense of any claim, issue or matter therein, he or she shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or her on his or her behalf in connection therewith.

          D. Determination of Right to Indemnification. Any indemnification
             -----------------------------------------
under Sections A and B of this Article FOURTEENTH (unless ordered by a court) shall be paid by the corporation unless a determination is made (i) by the board of directors by a majority vote of the directors who were not parties to such action, suit or proceeding, or if such majority of disinterested directors so directs, (ii) by independent legal counsel in a written opinion, or (iii) by the stockholders, that indemnification of the director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Sections A and B or this Article FOURTEENTH.

          E. Advance of Costs, Charges and Expenses.  Costs, charges and
             --------------------------------------
expenses (including attorneys' fees) incurred by a person referred to in Sections A or B of this Article FOURTEENTH in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that
                                                      --------  -------
the payment of such costs, charges and expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only on receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation as authorized in this Article FOURTEENTH. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the majority of the directors deems appropriate. The majority of the directors may, in the manner set forth above, and upon approval of such director or officer of the corporation, authorize the corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the corporation is a party to such action, suit or proceeding.

          F. Procedure for Indemnification.  Any indemnification under Sections
             -----------------------------
A, B or C or advance of costs, charges and expenses under Section E of this Article FOURTEENTH shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. The right to indemnification or advances as granted by this Article FOURTEENTH shall be enforceable by the director or officer in any court of competent jurisdiction, if the corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section E of this Article FOURTEENTH where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in Sections A or B of this Article FOURTEENTH, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections A or B of this Article FOURTEENTH, or the fact that there has been an actual determination by the corporation (including its board of directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          G. Settlement. The corporation shall not be obligated to reimburse the
             ----------
costs of any settlement to which it has not agreed. If any action, suit or proceeding, including any appeal, within the scope of Sections A or B of this Article FOURTEENTH, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof offered or assented to by the opposing party or parties in such action, suit or proceeding, then, notwithstanding any other provision hereof, the indemnification obligation of the corporation to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses incurred by such person prior to the time such settlement could reasonable have been effected.

          H. Subsequent Amendment.  No amendment, termination or repeal of this
             --------------------
Article FOURTEENTH or of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall affect or diminish in any way the rights of any director or officer of the corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

          I.  Other Rights: Continuation of Right to Indemnification.  The
              ------------------------------------------------------
indemnification provided by this Article FOURTEENTH shall not be deemed exclusive of any other rights to which a director, officer, employee or agent seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office or while employed by or acting as agent for the corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. Nothing contained in this Article FOURTEENTH shall be deemed to prohibit, and the corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth herein. All rights to indemnification under this Article FOURTEENTH is in effect. This Article FOURTEENTH shall be binding upon any successor corporation to this corporation, whether by way of acquisition, merger, consolidation or otherwise.

          J. Savings Clause. If this Article FOURTEENTH or any portion hereof
             --------------
shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer of the corporation as to any costs, charges, expenses (including attorney's fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article FOURTEENTH that shall not have been invalidated and to the full extent permitted by applicable law.

          K. Subsequent Legislation.  If the Delaware General Corporation Law is
             ----------------------
hereafter amended to further expand the indemnification permitted to directors and officers of the corporation, then the corporation shall indemnify such persons to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     THE UNDERSIGNED, being the sole incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby make, file and record this Certificate of Incorporation, hereby declaring and certifying that this is its act and deed and that the facts stated herein are true this 20th day of May 1997.
                                           ----

                                    GLENDALE FEDERAL BANK, FEDERAL
                                    SAVINGS BANK

                                    By   /s/ Stephen J. Trafton
                                       -----------------------------------
                                    Name:  Stephen J. Trafton
                                    Title: Chairman of the Board,
                                           Chief Executive Officer and
                                           President



                                    Attest:


                                    /s/ James R. Eller
                                    ---------------------------------------
                                    Name:  James R. Eller
                                    Title: Secretary